EXHIBIT 99.1

Explanation of Responses

On March 20, 2006, in connection with the closing of the initial public offering (the “Offering”) of the common stock, par value $0.01 per share (the “Shares”) of TransDigm Group Incorporated (the “Company”), Warburg Pincus Private Equity VIII, L.P., including two affiliated partnerships (“WP VIII”), sold 821,594 Shares.   Warburg Pincus Partners LLC (“WP Partners LLC”), a subsidiary of Warburg Pincus & Co. (“WP”), is the sole general partner of WP VIII.  WP VIII is managed by Warburg Pincus LLC (“WP LLC” and together with WP, WP VIII and WP Partners LLC, the “Warburg Entities”).  Kevin Kruse, a director of the Company, is a general partner of WP and managing director and member of WP LLC.  WP Partners LLC and WP LLC may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminate portion of the Shares owned by WP VIII.  WP Partners LLC and WP LLC disclaim beneficial ownership of all Shares held by WP VIII.  Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members of WP LLC and may be deemed to control the Warburg Entities.  Messrs. Kaye and Landy disclaim beneficial ownership of all Shares held by the Warburg Entities.  The address of the Warburg Entities is 466 Lexington Avenue, New York, New York 10017.

On March 20, 2006, simultaneously with the closing of the Offering, WP VIII, A.S.F. Co-Investment Partners II, L.P., AlpInvest Partners CS Investments 2003 C.V., AlpInvest Partners Later Stage Co-Investments Custodian II C.V., ML TD Holdings, LLC, Teachers Insurance and Annuity Association of America and Michael Graff, one of the Company’s directors, contributed an aggregate of 31,093,057 Shares to TD Group Holdings, LLC (the “LLC”) in exchange for membership interests in the LLC.  All of the Shares owned by the LLC were acquired due to the contribution of such Shares on March 20, 2006.  WP VIII is the managing member of the LLC, and as such, has voting and investment power over the Shares held by the LLC, including the Shares with respect to which WP VIII does not have a pecuniary interest.  WP VIII disclaims beneficial ownership of all Shares to which WP VIII does not have a pecuniary interest.  Kevin Kruse disclaims beneficial ownership of all Shares owned by the LLC.